                                                                    EXHIBIT 10.5

                           SUMMIT ENERGY VENTURES, LLC

              RESTRUCTURING AND TERMINATION OF MEMBERSHIP AGREEMENT

      This Agreement (this "Agreement") is entered into and effective as of April 30, 2004, by and among Summit Energy Ventures LLC, a Delaware limited liability company ("Summit"), Commonwealth Energy Corporation, a California corporation ("Commonwealth"), Steven Strasser, in his individual capacity ("Strasser"), and Northwest Power Management, Inc., a Washington corporation ("Investment Manager") (collectively, the "Parties").

                                R E C I T A L S:

      A. Summit owns (i) 3,000,542 shares of pre-merger Series C Preferred Stock and 545,557 shares of Common Stock of Envenergy, Inc., a Delaware corporation ("Envenergy") which will be converted into shares of Common Stock of Encorp, Inc., a Delaware corporation ("Encorp"), upon the completion of the merger of Envenergy and Encorp (the "Envenergy Interest"), (ii) 256 shares of Turbocorp B.V., a private company with limited liability incorporated under the laws of The Netherlands ("Turbocorp B.V."), after the issues of shares currently being completed (the "Turbocorp Interest"), and (iii) assuming conversion of all preferred shares, 5,902,951 shares of common stock and common stock equivalents of Power Efficiency Corporation, a Delaware corporation ("Power Efficiency"), as described in detail in Schedule X attached.

      B. Summit is governed by the Limited Liability Company Agreement of Summit Energy Ventures, LLC, dated June 29, 2001, as amended by the First Amendment to the Limited Liability Company Agreement of Summit Energy Ventures, LLC on August 1, 2001 and by the Second Amendment to the Limited Liability Company Agreement of Summit Energy Ventures, LLC on February 27, 2002 (the "LLC Agreement"). Immediately prior to giving effect to this Agreement, CEC and Strasser constitute all of the members of Summit.

      C. The Parties now desire to restructure the ownership of Summit and to redeem and distribute the membership interest of Commonwealth, as specifically set forth below (collectively, the "Restructuring").

      NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

      1. DEFINED TERMS. Any capitalized terms used in this Agreement and not specifically defined in this Agreement shall have the meanings given such terms in the LLC Agreement.

      2. CLOSING DATE. The Restructuring shall be deemed to be effective as of 12:01 a.m. Pacific Daylight Savings Time on the date of closing, which shall take place as soon as practicable after the conditions set forth herein have been satisfied (the "Closing Date").

      3. COMPLETE REDEMPTIONS; POWER EFFICIENCY NOTE.

            (a) Effective as of the Closing Date, Commonwealth (the "Redeeming Member") hereby unconditionally and irrevocably surrenders its entire right, title and interest in and to such Redeeming Member's Preferred Membership Interests and Common Membership Interests (as such terms are defined in the LLC Agreement) in Summit (such Redeeming Member's "Redeemed Interest"), including all rights and benefits of such Redeeming Member as a member of Summit, or as the assignee or other holder of an interest in Summit, and such Redeeming Member hereby retires and withdraws from Summit. From and after the Closing Date, the Redeeming Member shall have no further rights or interests in Summit as a member thereof or otherwise, including but not limited to any interest in the Net Profits, Net Losses, Net Cash Flow, Net Capital Cash Proceeds, Cash Available for Distribution, liquidation proceeds or capital of Summit, any right to manage or direct Summit or its affairs, any right to an accounting or other financial or other information with respect to Summit, or any other rights, benefits and interests attributable to such Redeeming Member's status as a member or as an assignee of an interest in Summit, either pursuant to the LLC Agreement or the Limited Liability Company Act of the State of Delaware (the "LLC Act"). Without limiting the foregoing, Commonwealth hereby withdraws as a member of Summit, effective as of the Closing Date.

            (b) As consideration for the redemption of the Redeeming Member's Redeemed Interest, Summit hereby unconditionally and irrevocably assigns to the Redeeming Member, effective as of the Closing Date and subject to Subsection 3(c) hereof, Summit's entire right, title and interest in (i) the Envenergy Interest, (ii) the Turbocorp Interest, (iii) 1,747,587 shares of convertible preferred stock and 1,645,404 shares of Common Stock of Power Efficiency (the "PEC Shares"); and (iv) all of the cash owned by Summit on the Closing Date (the "Closing Date Cash Balance") less (y) $1,400,000; and (z) (A) any accrued and unpaid accounting, audit and legal fees incurred by Summit in accordance with the terms of the LLC Agreement relating to the operations of the business of Summit prior to the Closing Date, and (B) all legal fees incurred in connection with the Restructuring in an aggregate amount not to exceed $10,000 and accounting fees incurred in connection with the Restructuring (collectively, the "Fees").

            (c) Effective as of the Closing Date and as soon as practicable thereafter, Summit shall (i) assign to the Redeeming Member the Envenergy Interest, the Turbocor Interest, and the PEC Shares and (ii) transfer to the Redeeming Member the Closing Date Cash Balance less (y) $1,400,000 and
      (z) payment of and provision for the Fees.

            (d) Reference is made to the loan advanced or to be advanced by Summit to Power Efficiency in the maximum aggregate principal amount of $300,000, evidenced by a note of Power Efficiency in favor of Summit dated April 20, 2004, (the "PE Note"). As additional consideration for the redemption, Summit agrees that it will assign, without recourse, its entire interest in the PE Note and all security therefor to Commonwealth as of May 31, 2004, if the PE Note is not paid in full prior to this date. Any payments of principal and interest on the PE Note made by Power Efficiency on or before May 31, 2004 will be paid by Strasser, Northwest Power Management and/or Summit to Commonwealth.

      4. ADMISSION OF NEW MEMBER. By execution of this Agreement, each Party hereby approves the admission of John Lackland ("Lackland") as a member of Summit, and Lackland is hereby admitted as a member of Summit, effective as of the Closing Date. From and after the Closing Date, Lackland shall have all of the rights of a member with respect to Summit as provided under the LLC Agreement and the LLC Act. As consideration for being admitted as a member of Summit, concurrently with the execution of this Agreement, Lackland shall advance cash in the amount of $2,000 to Summit as a contribution to the capital of Summit, which amount shall not be included in the Capital. In addition to the rights of Lackland as a member of Summit as described above, Lackland shall have such economic interests and other rights, subject to such obligations, as shall be set forth in the LLC Agreement.

      5. LLC AGREEMENT AMENDED. To the extent that the provisions of this Agreement change the ownership or governance of Summit or any other provision of the LLC Agreement as currently in effect, the Parties agree that the LLC Agreement is hereby amended to give full effect to all of the provisions of this Agreement. Without limiting the immediately preceding sentence, effective as of the Closing Date, (i) Commonwealth hereby withdraws as a member of Summit and
(ii) Lackland is hereby admitted as a member of Summit owning five hundredths of one percent (0.05%) of the Common Membership Interests. The Investment Committee and the Investment Manager hereby approve such withdrawal and admission pursuant to the LLC Agreement. The LLC Agreement as amended by this Section 5 shall govern the operation of Summit until such time as Lackland, Strasser and Summit (with their respective successors or assigns) enter into a Restated LLC Agreement. Each party to this Agreement agrees to execute and deliver such other documents or instruments as any party hereto may reasonably determine to be necessary or advisable to effect and evidence the provisions of this Section 5.

      6. RESIGNATION OF INVESTMENT COMMITTEE. Effective as of the Closing Date, the current members of the Summit Investment Committee shall resign their positions.

      7. REPRESENTATIONS AND WARRANTIES OF REDEEMING MEMBER. The Redeeming Member hereby represents and warrants to Summit, Strasser and the Investment Manager that as of the date hereof:

            (a) The Redeeming Member is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority under applicable law to own its properties and to carry on its business as now being conducted, and is duly authorized and has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

            (b) The Redeeming Member is the legal and beneficial owner of its Redeemed Interest and has good and marketable title to its Redeemed Interest, free and clear of any and all liens, claims, equities, security interests, encumbrances, options, charges and restrictions of any nature whatsoever except as may exist pursuant to the LLC Agreement and this Agreement.

            (c) The Redeeming Member's execution and delivery of this Agreement and the performance of its obligations hereunder will not result in the breach of or a default under any agreement, contract, commitment, indenture, bond, license or other obligation to which such Redeeming Member is a party or by which such Redeeming Member or any of its assets may be bound or affected, nor violate any law, statute, rule, regulation nor any order, writ or decree of any court.

            (d) The Redeeming Member is acquiring the Envenergy Interest, the Turbocorp Interest and the PEC Shares for its own account for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering of any thereof within the meaning of the United States Securities Act of 1933 and applicable United States state securities laws.

            (e) This Agreement and the provisions hereof are legal, valid and binding against the Redeeming Member in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency and other similar laws, by any equitable principles affecting creditors' rights generally, and by the discretion of courts in granting equitable remedies, regardless of whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise.

      8. REPRESENTATIONS AND WARRANTIES OF SUMMIT. Summit, Strasser and the Investment Manager (individually and collectively) hereby represent and warrant to Commonwealth that as of the date hereof:

            (a) Summit is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority under applicable law to own its properties and to carry on its business as now being conducted.

            (b) Summit is the legal and beneficial owner of each of the Envenergy Interest, the Turbocorp Interest, the PEC Shares, and the Closing Date Cash Balance (collectively, the "Redemption Consideration") and has good and marketable title to the Redemption Consideration, free and clear of any and all liens, claims, equities, security interests, encumbrances, options, charges and restrictions of any nature whatsoever, except as provided in the agreements and other documents attached hereto as Exhibits A and B.

            (c) This Agreement and the provisions hereof are legal, valid and binding against Summit, Strasser and the Investment Manager in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency and other similar laws, by any equitable principles affecting creditors' rights generally, and by the discretion of the courts in granting equitable remedies, regardless of whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise.

            (d) Summit's execution and delivery of this Agreement and the performance of its obligations hereunder will not (i) result in the breach of or a default under any agreement, contract, commitment, indenture, bond, license or other obligation to which Summit is a party or by which Summit or any of its assets may be bound or affected, or (ii) violate any law, statute, rule or regulation applicable to Summit or any order, writ or decree of any court applicable and known to Summit.

            (e) No third party consents are required for Summit to transfer the Redemption Consideration to Commonwealth except for consents which have been obtained or Summit reasonably expects to obtain prior to the Closing Date.

            (f) The Investment Manager has discharged its duties under the LLC Agreement in accordance with the applicable provisions of Article 4 of the LLC Agreement, and applicable law and government regulation, in all material respects; provided, however, that nothing contained in this
      Section 8(f) or in any other provision of this Agreement shall be deemed to increase the standard of care applicable to, or the related liability of, the Investment Manager (or any related liability of Strasser) beyond that provided in Section 4.7 of the LLC Agreement or alter in any manner whatsoever relating to any provision of such Section 4.7 or Section 4.8 of the LLC Agreement.

            (g) The general ledger records of Summit delivered by Summit to Commonwealth as of May 14, 2004, are accurate and complete in all material respects.

      9. COVENANTS OF COMMONWEALTH. Commonwealth hereby covenants to Summit that as of the date hereof:

            (a) Commonwealth agrees to be bound by all agreements relating to Encorp and the Envenergy Interest and Turbocorp B.V. to which Summit is currently a party, including. without limitation, the Articles of Association and Amended and Restated Shareholders Agreement of Turbocorp B.V. Copies of such agreements are attached hereto as Exhibit A.

            (b) Commonwealth further agrees to be bound by the consent and agreement of Summit delivered to PEC dated May 10, 2004, attached hereto as Exhibit B, with respect to the conversion of PEC Series A Preferred Stock.

      10. CONDITIONS TO OBLIGATIONS OF COMMONWEALTH. The obligation of Commonwealth to effect the Restructuring shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived in whole or in part by Commonwealth:

            (a) the Parties will write a mutually agreeable press release describing the Restructuring;

            (b) the Board of Directors of Commonwealth shall have approved the execution, delivery and performance of this Agreement by Commonwealth; and

            (c) all legal matters with respect to this Agreement and the transactions provided for herein shall be reasonably satisfactory to counsel to Commonwealth.

      11. CONDITIONS TO OBLIGATIONS OF SUMMIT, STRASSER AND THE INVESTMENT MANAGER. The obligation of Summit, Strasser and the Investment Manager to effect the Restructuring shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived in whole or in part by Summit:

            (a) the Parties will write a mutually agreeable press release describing the Restructuring; and

            (b) all legal matters with respect to this Agreement and the transactions provided for herein (including, without limitation, the resolutions evidencing the approval of the Board of Directors of Commonwealth referred to in Section 10(b) above) shall be reasonably satisfactory to Jones Vargas, counsel to Summit, Strasser and the Investment Manager.

      12. INDEMNIFICATION CONCERNING REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 7 and 8 of this Agreement shall survive for a period of one (1) year from the date of this Agreement. Each party making representations and warranties in such Sections (the "Indemnitor") agrees to indemnify, defend and hold the other Parties, and their shareholders, officers, directors, members, managers, partners, employees, heirs, executors, administrators, personal representatives, successors and assigns (the "Indemnitees") harmless from and against any and all loss, cost, damage, liability or expense (including without limitation attorneys' fees, court costs and litigation expenses) which the Indemnitees may suffer, sustain or incur as a result of, arising under or in connection with any inaccuracy or breach of any representation or warranty of the Indemnitor contained in this Agreement.

      13. INDEMNIFICATION OF COMMONWEALTH. Except to the extent otherwise specifically provided in this Agreement (including Section 12 hereof), the Investment Manager, Strasser and members of Summit (as constituted after the date of the redemptions contemplated by this Agreement) shall indemnify, defend, and hold Commonwealth and its Affiliates, members, managers, officers, directors, shareholders, partners, employees and agents, and their respective successors, executors, administrators and personal representatives, harmless from and against any loss, liability, damage, cost or expense (including without limitation attorneys' fees, court costs and litigation expenses) sustained or incurred by Commonwealth or any one or more of such other parties, arising from or with respect to the operations, activities, business and affairs of Summit after the Closing Date.

      14. INDEMNIFICATION OF SUMMIT, INVESTMENT MANAGER AND MEMBERS. Except to the extent otherwise specifically provided in this Agreement (including Section 12 hereof), Commonwealth shall indemnify, defend and hold Summit, Strasser and the Investment Manager, the respective members and shareholders of Summit and the Investment Manager, and their respective Affiliates, partners, members, managers, officers, directors, shareholders, partners, employees and agents, and their respective successors, executors, administrators and personal representatives, harmless from and against any loss, liability, damage, cost or expense (including without limitation attorneys' fees, court costs and litigation expenses) sustained or incurred by any one or more of such Parties, arising from any act by Commonwealth after the date of this Agreement. Commonwealth shall further indemnify, defend and hold the Investment Manager and Strasser harmless from and against any loss, liability, damage, cost or expense (including without limitation attorneys' fees, court costs and litigation expenses) sustained or incurred any one or more of such parties arising from a lawsuit or claim by a shareholder of Commonwealth relating to (i) the act of formation of Summit or (ii) the act of the redemption of Commonwealth's interest in Summit, and the transactions effecting such redemption, pursuant to this Agreement.

      15. INDEMNIFICATION PURSUANT TO LLC AGREEMENT. Except to the extent otherwise specifically provided in this Agreement, (a) the Investment Manager and Strasser shall indemnify, defend and hold Commonwealth and its Affiliates, members, managers, officers, directors, shareholders, partners, employees and agents, and their respective successors, executors, administrators and personal representatives, harmless from and against any loss, liability, damage, cost or expense (including without limitation attorneys' fees, court costs and litigation expenses) sustained or incurred by Commonwealth or any one or more of such other parties, arising from or with respect to any breach by the Investment Manager of its duties, or the failure of the Investment Manager to perform its responsibilities, in each case as set forth in Article 4 of the LLC Agreement, subject to the provisions of Section 4.7(b) of the LLC Agreement; and (b) the provisions of Section 4.8 of the LLC Agreement shall remain in full force and effect in accordance with their terms with respect to matters occurring prior to the Closing Date.

      16. RELEASES.

            (a) Except as specifically provided in Sections 3, to the extent (but only to the extent) of the obligations of Summit, Strasser and the Investment Manager and Commonwealth to take the specific actions provided for therein, and Sections 12, 13 and 15 of this Agreement, Commonwealth hereby unconditionally and irrevocably releases Summit, Strasser, and the Investment Manager, the respective members and shareholders of Summit and the Investment Manager, and their respective Affiliates, partners, members, managers, officers, directors, shareholders and employees from any and all claims or rights which Commonwealth may have against any such party arising under or in any manner related to this Agreement, the transactions provided for herein, the Redemption Consideration, the LLC Agreement or the operation, activities, business and affairs of Summit, including but not limited to any and all obligations for the distribution or return of capital and the payment of fees.

            (b) Except as specifically provided in Sections 3, 12 and 14 of this Agreement, Summit, Strasser and the Investment Manager and its members, affiliates, directors and employees hereby unconditionally and irrevocably release Commonwealth and its Affiliates, partners, members, managers, officers, directors, shareholders and employees from any and all claims or rights which Summit may have against any such party arising under or in any manner related to the Redemption Consideration, Summit, the LLC Agreement or the operation, activities, business and affairs of Summit, including but not limited to any obligation to contribute capital, loan funds, reimburse any expenses or otherwise advance funds to Summit.

      17. STANDSTILL AGREEMENT OF SUMMIT. Prior to the first anniversary of the Closing Date:

            (a) Summit, its members, the Investment Manager, Strasser, or an Affiliate of any thereof, either individually or as a member of a group (an "Acquiror") shall not, directly or indirectly (through the acquisition of control of another person or otherwise), alone or in concert with others, (i) at any time beneficially own any voting securities of Commonwealth greater than, or (ii) acquire, solicit an offer to sell or agree to acquire, by purchase, gift or otherwise, any direct or indirect beneficial interest in any voting securities of Commonwealth if the effect of such acquisition would be to increase the aggregate number of voting securities of Commonwealth then beneficially owned, directly or indirectly, by an Acquiror and its affiliates to greater than, which then represents 4.99% of the voting power of the securities of Commonwealth entitled to vote generally for the election of directors of Commonwealth (the "Percentage Limitation"); provided, however, that the foregoing restriction in this subsection (a) shall be deemed not to be violated if the aggregate percentage ownership of an Acquiror and its affiliates is increased as a result of a recapitalization of Commonwealth or a repurchase of securities by Commonwealth or any other action taken by Commonwealth.

            (b) Neither any Acquiror nor any of its affiliates shall directly or indirectly "solicit" "proxies" with respect to the voting securities of Commonwealth under any circumstances or become a "participant" in any "election contest" (as such terms are used in proxy rules under the 1934 Act, as presently in effect) relating to the election of directors of Commonwealth or seek to initiate, propose and otherwise solicit stockholders of Commonwealth for the approval of one or more stockholder proposals or induce or attempt to induce any other person to initiate any stockholder proposal.

            (c) Neither an Acquiror nor any of its affiliates shall join any partnership, limited partnership, syndicate or other group, enter into a voting trust or similar agreement, or otherwise act in concert with any person, or induce a third party to propose a transaction, for the purpose of then or thereafter acquiring, holding, voting or disposing of beneficial ownership of shares of voting securities of Commonwealth or for the purpose of circumventing the provisions of this Agreement.

            (d) Neither an Acquiror nor any of its affiliates shall merger with or into, or consolidate with, any other corporation, unless (i) the Acquiror is the surviving corporation or the surviving corporation and its affiliates agree in writing to be bound by this Agreement and (ii) after consummation of the transaction, the surviving corporation and its affiliates do not beneficially own, directly or indirectly, an aggregate number of voting securities of Commonwealth greater than the Percentage Limitation.

            (e) Neither an Acquiror nor any of its Affiliates shall, directly or indirectly (i) make or propose a tender or exchange offer for any voting securities of Commonwealth or for any other securities of Commonwealth, or make or propose an offer to purchase all or substantially all the assets of Commonwealth or otherwise effect a business combination with Commonwealth; (ii) propose any business combination, sale or transfer of assets, liquidation or other extraordinary corporate transaction with Commonwealth; (iii) publicly disclose an intent, purpose, plan or proposal with respect to Commonwealth or the voting securities of Commonwealth inconsistent with the provisions of this Agreement; (iv) furnish to any person not affiliated with or employed by an Acquiror, or acting as counsel or as an advisor to an Acquiror, non-public, confidential information ("Confidential Information") regarding commonwealth or its affiliates except with the consent of Commonwealth or as required by applicable law (information will not be deemed Confidential Information that (x) is already in the possession of an Acquiror and was not obtained from Commonwealth or its affiliates, (y) becomes available in the public domain other than as a result of disclosure by an Acquiror or its affiliates, or the employees and advisors of an Acquiror or its affiliates, or (z) is not acquired from Commonwealth or its affiliates or persons known by an Acquiror or its affiliates to be in breach of an obligation of secrecy to Commonwealth or its affiliates); or (v) assist, participate in, facilitate, encourage or solicit any effort or attempt by any other person or group to do or seek to do any of the actions restricted or prohibited under this Section 17.

            (f) No request or proposal to amend, modify or waive any provision of this Agreement shall be made by an Acquiror or its affiliates or solicited except in a nonpublic and confidential manner and each such proposal or request shall be accompanied by a written opinion of independent counsel, selected by an Acquiror and with a recognized expertise in the securities laws of the United States of America, addressed to each party to which such proposal or request is directed, to the effect that, based solely on the facts known to, and the reasonable assumptions made by, such counsel and recited in such opinion, such counsel believes that such proposal or request and the subject matter thereof, as so presented, does not, by itself, require disclosure by any party hereto or any affiliate of any such party pursuant to any laws, rules, regulations, including, without limitation, the Securities Act of 1933 or the 1934 Act and any rule or regulation promulgated thereunder.

      18. FURTHER ACTS. Each party agrees to do such further acts and execute, deliver, file and record such further documents and instruments as may be necessary or advisable to effectuate, evidence and record the transactions contemplated by this Agreement, including but not limited to an amendment to or restatement of the LLC Agreement and any other public filings or recordings to the extent necessary to correct any statements therein that are no longer accurate by reason of the transactions pursuant to this Agreement.

      19. NON-DEFAMATION; NON-DISPARAGEMENT. The Parties agree not to make any derogatory or untrue statement in any format, whether written, electronic, or oral to the press or any individual or entity regarding any other Party, this Agreement or the transactions contemplated hereby.

      20. SURVIVAL. All agreements, representations, and warranties made by each party herein shall survive the date of this Agreement for a period of three years (except as otherwise expressly provided in Sections 12 and 17 hereof) and shall be deemed to be material and to have been relied upon by each other party to this Agreement.

      21. THIRD PARTIES. This Agreement is for the sole and exclusive benefit of the Parties and their respective successors and assigns, and no third party is intended to or shall have any rights or benefits hereunder.

      22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and assigns.

      23. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties regarding subject matter hereof and supercedes all prior agreements, whether written or oral with regard thereto, including but not limited to the LLC Agreement.

      24. MODIFICATIONS. No change, modification or amendment shall be made to this Agreement unless set forth in writing and signed by all of the Parties affected thereby.

      25. SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances, other than those as to which it is held invalid, shall not be affected.

      26. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Delaware.

      27. RECITALS; HEADINGS; CONSTRUCTION. The Recitals to this Agreement are hereby incorporated in and made a part of this Agreement, and each party hereby acknowledges the accuracy of the Recitals. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision. Wherever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of any noun or pronoun shall include the plural and vice versa.

      28. COUNTERPARTS. This Agreement may be executed in multiple counterparts with separate signature pages, each such counterpart shall be considered an original, but all of which together shall constitute one and the same instrument.

      29. DISPUTE RESOLUTION. In the event of any dispute under this Agreement, including but not limited to any claim that a breach has occurred, that cannot be resolved after fifteen (15) calendar days of good faith negotiations, such dispute shall be resolved by binding arbitration held in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Association") in Orange County, City of Tustin, State of California. In order to commence arbitration, a party shall give written notice, after the expiration of the good faith negotiations period, to the other Parties thirty (30) days before filing any demand for arbitration. The Parties shall bear their own costs of any arbitration.

      30. IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first set forth above.

                              SUMMIT ENERGY VENTURES, LLC, a
                              Delaware limited liability company

                              By: Northwest Power Management, Investment Manager

                                      By: /s/ Steven Z. Strasser
                                          -----------------------------
                                          Steven Z. Strasser, President

                              By: Steven Z. Strasser, an individual

                                      By: /s/ Steven Z. Strasser
                                          ------------------------------
                                          Steven Z. Strasser

                              COMMONWEALTH ENERGY
                              CORPORATION, a California corporation

                              By: /s/ Ian B. Carter
                                  -------------------------------------
                                  Name: Ian B. Carter
                                  Title:Chairman and Chief Executive Officer

                              /s/ Steven Z. Strasser
                              ----------------------
                              Steven Z. Strasser

                              INVESTMENT COMMITTEE:

                              /s/ Ian B. Carter
                              -----------------------------------------
                              Ian B. Carter, Member

                              /s/ Robert C. Perkins
                              -----------------------------------------
                              Robert C. Perkins, Member

                              NORTHWEST POWER MANAGEMENT,
                              INC., a Washington corporation, as Investment Manager

                              By: /s/Steven Z. Strasser
                                  -------------------------------------
                                  Steven Z. Strasser, President

                                   SCHEDULE X

         DISTRIBUTION OF POWER EFFICIENCY SHARES IN SUMMIT RESTRUCTURING

                    DISTRIBUTION OF ACTUAL SHARES OUTSTANDING AT 5/14/04
                    ----------------------------------------------------
CLASS OF SHARES            Total           to CEC         to SEV
---------------          ---------       ---------       ---------
Preferred Shares         3,328,737       1,747,587       1,581,150
Common Shares            3,134,102       1,645,404       1,488,698
                         ---------       ---------       ---------
Total                    6,462,839       3,392,990       3,069,849
                         ---------       ---------       ---------

                                              DISTRIBUTION AT 5/14/04 (ASSUMING PREFERRED FULLY CONVERTED ON 5/14/04)
                                              -----------------------------------------------------------------------
                                                            Total             to CEC             to SEV
                                                          ---------          ---------          ---------
Common Shares From Conversion                             2,768,849          1,453,646          1,315,203
Common Shares Previously Outstanding                      3,134,102          1,645,404          1,488,698
                                                          ---------          ---------          ---------
Total                                                     5,902,951          3,099,049          2,803,902
                                                          ---------          ---------          ---------